EMPLOYMENT AGREEMENT AMENDMENT AND MODIFICATION

Radio One, Inc. (“Company”), a Delaware corporation having its principal place of business at 5900 Princess Garden Parkway, Lanham, Maryland, and Peter D. Thompson (“Employee”), an individual residing at 2701 Calvert Street, Apartment 825, Washington, D.C., hereby agree to amend and modify that certain Employment Agreement (“Agreement”) made and entered into as of the 31st day of March, 2008, as follows:

1.	Amendment to Section 10. Section 10 of the Agreement hereby is amended by adding the following subsections (f) and (g) thereto:

10.	Termination.

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(f)
To the extent any severance payments due Employee pursuant to subsection (b) hereof shall be treated as deferred compensation under Section 409A of the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations (including proposed regulations) and guidance promulgated thereunder (collectively, “Code Section 409A”), payment of such amount shall be delayed until the first day of the seventh month following the date of Employee’s termination, but only to the extent that such delay is necessary in order to avoid penalties under Code Section 409A with respect to payments to a Specified Employee, as defined in Treasury Regulations Section 1.409A-1(i) upon Separation from Service, as defined in Treasury Regulations Section 1.409A-1(h).

(g)	As used in this Section 10, the term “Employee’s termination” shall mean a “Separation from Service” as defined in Code Section 409A.

Except as expressly set forth herein, all other terms and conditions of the Agreement shall remain as set forth therein.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement Amendment and Modification to be effective as of the 7th day of October, 2008.

RADIO ONE, INC.                                                                               PETER D. THOMPSON

By:                                                                                   Signature:
Linda J. Vilardo                                     Peter D. Thompson

Title:                Vice President                                                                   Address:    2701 Calvert Street
             Apartment 825
             Washington, D.C.  20001

Date:         Decemebr 08, 2008                                                                 Date:       December 08, 2008